EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156454) and the Registration Statement on Form F-3 (No. 333-197518-13), each of Global Ship Lease, Inc. of our report dated April 20, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Neuilly-sur-Seine, France

April 20, 2015

PricewaterhouseCoopers Audit

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers is represented by PricewaterhouseCoopers Audit, 63 rue de Villiers—92200 Neuilly-sur-Seine, France.